Exhibit 31.1
CERTIFICATION
I, John W. Chidsey, certify that:
1.	I have reviewed this Amendment to the Annual Report on Form 10-K of Burger King Holdings, Inc., and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ John W. Chidsey
John W. Chidsey
Chief Executive Officer

Dated: September 17, 2010